Report of Independent Registered Public
Accounting Firm To the Shareholders
and Board of Trustees of
American Independence Funds Trust:
In planning and performing our audits
of the financial statements of American
Independence Funds Trust  Money Market Fund,
UltraShort Bond Fund, Intermediate Bond Fund,
Stock Fund, International Multi-Manager Stock
Fund, Kansas Tax-Exempt Bond Fund, NestEgg Capital
Preservation Fund, NestEgg 2010 Fund, NestEgg 2020
Fund, NestEgg 2030 Fund and NestEgg 2040 Fund for
the year ended October 31, 2005, in accordance
with the standards of the Public Company Accounting
Oversight Board (United States), we considered their
internal control over financial reporting, including
control activities for safeguarding securities, as a
basis for designing our auditing procedures for the
purpose of expressing our opinion on the financial
statements and to comply with the requirements of
Form N-SAR, but not for the purpose of expressing
an opinion on the effectiveness of American
Independence Funds Trusts internal control over
financial reporting. Accordingly, we express no
such opinion.
The management of the American Independence Funds
Trust is responsible for establishing and
maintaining effective internal control over financial
reporting. In fulfilling this responsibility,
estimates and judgments by management are required
to assess the expected benefits and related costs
of controls. A companys internal control over
financial reporting is a process designed to provide
reasonable assurance regarding the reliability of
financial reporting and the preparation of financial
statements for external purposes in accordance with
U.S. generally accepted accounting principles. Such
internal control includes policies and procedures
that provide reasonable assurance regarding prevention
or timely detection of unauthorized acquisition, use
or disposition of a companys assets that could have
a material effect on the financial statements.
Because of its inherent limitations, internal control
over financial reporting may not prevent or detect
misstatements. Also, projections of any evaluation
of effectiveness to future periods are subject to
the risk that controls may become inadequate because
of changes in conditions, or that the degree of
compliance with the policies and procedures may
deteriorate.
A control deficiency exists when the design or operation
of a control does not allow management or employees, in
the normal course of performing their assigned
functions, to prevent or detect misstatements on a
timely basis. A significant deficiency is a control
deficiency, or combination of control deficiencies,
that adversely affects the companys ability to initiate,
authorize, record, process or report financial data
reliably in accordance with U.S. generally accepted
accounting principles such that there is more than a
remote likelihood that a misstatement of the companys
annual or interim financial statements that is more than
inconsequential will not be prevented or detected. A
material weakness is a significant deficiency, or
combination of significant deficiencies, that results
in more than a remote likelihood that a material
misstatement of the annual or interim financial
statements will not be prevented or detected.
Our consideration of the American Independence Funds
Trusts internal control over financial reporting was
for limited purpose described in the first paragraph
and would not necessarily disclose all deficiencies in
internal control that might be significant deficiencies
or material weaknesses under standards established by
the Public Company Accounting Oversight Board
(United States).  However, we noted no deficiencies in
the American Independence Funds Trusts internal control
over financial reporting and its operation, including
controls for safeguarding securities, that we consider
to be material weaknesses as defined above as of
October 31, 2005.
This report is intended solely for the information and
use of management and the Board of Trustees of the
American Independence Funds Trust and the Securities
and Exchange Commission and is not intended to be and
should not be used by anyone other than these specified
parties.
/s/ KPMG LLP
Columbus, Ohio
December 29, 2005